UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 25, 2022 (August 22, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2022, DENTSPLY SIRONA Inc. (the “Company”) appointed Simon D. Campion as the President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”), in each case effective as of September 12, 2022, or such other date as mutually agreed between the Company and Mr. Campion (the “Effective Date”). As of the Effective Date, Mr. Campion will succeed John P. Groetelaars, who has served as Interim Chief Executive Officer since April 16, 2022, and Mr. Groetelaars will continue as a non-executive director of the Company.

Mr. Campion, age 51, currently serves as the Executive Vice President and President of the Medical Segment of Becton, Dickinson and Company (“BD”), a position he has held since July 2022. Prior to that, Mr. Campion served as the Executive Vice President and President of the Interventional segment for BD since September 2018 and, prior to that, he was president of the BD Surgery business unit, where he integrated legacy C. R. Bard, Inc. (“Bard”) and BD product platforms into an integrated Surgery offering. Mr. Campion joined Bard in 2008 and held leadership roles in numerous Bard businesses in the U.S. and Internationally. Prior to Bard, he held marketing and R&D roles at Cook Medical and Boston Scientific. Mr. Campion holds a Ph.D. in Mechanical Engineering from the University of Limerick in Ireland and a Master of Business Administration from The Open University in the United Kingdom.

The Company has entered into an employment agreement with Mr. Campion pursuant to which he will serve as President and Chief Executive Officer of the Company (the “Employment Agreement”). The Employment Agreement has a term of three years, which will renew for successive twenty-four month periods absent 90 days’ notice by either party. Mr. Campion will be paid an annual base salary of $1,000,000, be eligible for a target annual bonus of 125% of base salary (on a pro-rated basis for 2022), receive a starting equity grant of restricted stock units with a grant date fair value of $7 million generally vesting after three years subject to continued employment (the “Make Whole Grant”), and, beginning in the Company’s fiscal year 2023, be eligible for annual long-term incentive compensation with a grant date fair value of no less than $5 million, with the actual grant date fair value to be determined at the discretion of the Board’s Human Resources Committee. Upon the termination of Mr. Campion’s employment with the Company prior to the final vesting of the Make Whole Grant either (i) by the Company without Cause (as defined in the Employment Agreement); or (ii) by Mr. Campion for Good Reason (as defined in the Employment Agreement), subject to Mr. Campion signing on or before the 50th day following his Separation from Service (as defined in the Employment Agreement), and not revoking, a release of claims and separation agreement in the Company’s customary form, as may be updated from time to time, one hundred percent (100%) of any then-unvested portion of the Make Whole Grant shall become vested.

If Mr. Campion (A) voluntarily resigns for “Good Reason” (as defined in the Key Employee Severance Benefit Plan (as may be amended, the “Severance Plan”)) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan), outside of a change in control (each, a “Non-COC Qualified Termination”) and subject to his satisfaction of the conditions to severance described below, Mr. Campion would be entitled to receive severance pay equal to (A) 2.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the Dentsply Sirona Inc. 2016 Omnibus Incentive Plan, as amended (the "Equity Plan"), if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.

If Mr. Campion (A) voluntarily resigns for “Good Reason” (as defined in the Severance Plan) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan), each during a change in control (as defined in the Severance Plan) (a “COC Qualified Termination” and, together with a Non-COC Qualified Termination, a “Qualified Termination”), and subject to his satisfaction of the conditions to severance described below, Mr. Campion would be eligible to receive enhanced severance pay equal to (A) 3.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination, plus (B) for any equity-compensation awards held pursuant to the Equity Plan, if such awards provide for accelerated vesting in the event of a “Change in Control” (as defined in the Equity Plan), then "Good Reason" for purposes of accelerated vesting under the Equity Plan shall instead be determined under the definition of Good Reason under the Severance Plan. Additionally, upon a COC Qualified Termination (as defined in the Severance Plan), in addition to all other benefits and payments provided under the Severance Plan, all of Mr. Campion’s outstanding Company equity awards shall become fully vested (with performance-based awards deemed achieved at the greater of target performance levels or the level at which actual performance was tracking at the time of the Change of Control (as defined in the Severance Plan) and giving effect to any impact that the Change of Control had on the Company's stock price, if any) and fully exercisable, as applicable without giving effect to any forfeiture that could otherwise be caused by such COC Qualified Termination (as defined in the Severance Plan).

As a condition to Mr. Campion’s receipt of severance benefits under the Employment Agreement and the Severance Plan with respect to a Qualified Termination, Mr. Campion must execute and not revoke a General Release and Waiver of all claims against the Company and all its Affiliates (as defined in the Severance Plan).

The Employment Agreement also subjects Mr. Campion to certain confidentiality obligations and two-year noncompetition/nonsolicitation restrictions.

Additionally, the Company has appointed Mr. Campion to the Board and expanded the size of the Board from ten members to eleven members, with Mr. Campion’s Board service to begin concurrently with the commencement of his tenure as the Company’s President and Chief Executive Officer. Mr. Campion will not receive any compensation for his Board service while he is employed by the Company pursuant to the Employment Agreement and will not be eligible for any equity grants that may be awarded to other members of the Board while he is employed by the Company.

The foregoing summary of Mr. Campion’s Employment Agreement is qualified in its entirety by reference to the text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing summary of the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan, which was filed as Exhibit 10.1 to the Company’s Form 8-K dated May 31, 2022.

Item 7.01 Regulation FD Disclosure.

On August 25, 2022 the Company issued a press release announcing the appointment of Mr. Campion. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in Items 7.01 and 9.01 to this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Agreement between DENTSPLY SIRONA Inc. and Simon D. Campion, entered into as of August 22, 2022
99.1	DENTSPLY SIRONA Inc. press release dated August 25, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson, Senior Vice President,
Chief Legal Officer, General Counsel and Secretary

Date: August 25, 2022